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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-94769 of Langer, Inc. on Form S-8/A of our report dated March 27, 2003, appearing in the Annual Report on Form 10-K of Langer, Inc. for the year ended December 31, 2002 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP

Jericho, New York
December 1, 2003